UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2015

FORTRESS BIOTECH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle, 15th Floor, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)        At the 2015 annual meeting of stockholders of Fortress Biotech, Inc. (the “Company”), Company stockholders approved an amendment to the Fortress Biotech, Inc. 2013 Stock Incentive Plan (the “Plan”) to increase the number of shares of its common stock reserved for issuance thereunder by 7,700,000 shares. Unless sooner terminated, the Plan will terminate on April 24, 2023, and no further awards would be made under the Plan after that date. You can find a summary of the principal features of the Plan in the definitive proxy statement for the Company’s 2015 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on June 4, 2013 (the “Proxy Statement”), under the heading “Proposal Two – Amendment to the Fortress Biotech, Inc. 2013 Stock Incentive Plan to Increase Its Share Reserve.”

At the meeting, Company stockholders also approved the Fortress Biotech, Inc. Long Term Incentive Plan (the “LTIP”) for the Company’s Chairman, President and Chief Executive Officer, Lindsay A. Rosenwald, M.D., and Executive Vice Chairman, Strategic Development, Michael S. Weiss. The LTIP consists of a program to grant equity interests in the Company and newly formed subsidiaries and a performance-based bonus program that is designed to result in performance-based compensation that is deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended. You can find a summary of the principal features of the LTIP in the Proxy Statement, under the heading “Proposal Three – Approval of the Fortress Biotech, Inc. Long Term Incentive Plan.”

On July 15, 2015, the Company awarded its Senior Vice President, Biologics Operations, George C. Avgerinos, Ph.D., 1,000,000 restricted stock units pursuant to the Plan. The restricted stock units vest partially based on time over four years and partially based on performance metrics, subject to continued employment, as set forth in the Restricted Stock Unit Award Agreement between the Company and Dr. Avgerinos. Pursuant to the Agreement, Dr. Avgerinos also surrendered his full option for 200,000 shares of Company common stock granted on June 4, 2013.

The above descriptions of the Plan, LTIP and Restricted Stock Unit Award Agreement are qualified in their entirety by reference to the full and complete text of the Plan, LTIP and Restricted Stock Unit Award Agreement, filed as Exhibits 10.68, 10.69 and 10.70 respectively to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2015 annual meeting of stockholders on July 15, 2015. At the meeting, stockholders elected the following seven members to the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders or until their successors have been elected and qualified, based on the following votes:

				Broker
Nominee	For	Against	Abstain	Non-Votes
Lindsay A. Rosenwald, M.D.	24,564,961	3,790,967	25,335	13,666,905
Eric K. Rowinsky, M.D.	24,501,160	3,778,405	101,698	13,666,905
Jimmie Harvey, Jr., M.D.	24,016,657	4,329,571	35,035	13,666,905
Malcolm Hoenlein	24,508,590	3,783,975	88,698	13,666,905
Dov Klein	24,493,137	3,799,407	88,719	13,666,905
J. Jay Lobell	23,965,301	4,393,909	22,053	13,666,905
Michael S. Weiss	24,559,707	3,801,503	20,053	13,666,905

The Board approved and recommended to the stockholders and the stockholders voted to reserve an additional 7,700,000 shares of common stock for issuance under the Plan. The vote on the resolution was approved with 23,359,365 shares for, 4,938,494 shares against, 83,404 shares abstaining, and 13,666,905 broker non-votes.

The Board approved and recommended to the stockholders and the stockholders voted on the approval of the LTIP. The vote on the resolution was approved with 23,866,621 shares for, 4,292,355 shares against, 222,287 shares abstaining, and 13,666,905 broker non-votes.

Company stockholders also voted on a nonbinding resolution approving, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The vote on the resolution was approved with 23,260,868 shares for, 4,890,812 shares against, 229,583 shares abstaining, and 13,666,905 broker non-votes.

A nonbinding advisory stockholder vote was also held regarding the frequency of future advisory votes on executive compensation. The vote on this matter was 5,278,001 shares in favor of holding such vote once every year, 163,569 shares in favor of holding such vote once every two years, 22,735,089 shares in favor of holding such vote once every three years, 204,604 shares abstaining and 13,666,905 broker non-votes. Consistent with its recommendation to the stockholders and in light of the voting results, the Company has decided to include the advisory stockholder vote on executive compensation in its proxy materials every 3 years until such time as the stockholders approve or the Board determines a different frequency.

At the meeting, stockholders also ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The vote for such ratification was 41,780,826 shares for, 161,139 shares against, 106,203 shares abstaining, and no broker non-votes.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.68	Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended (Appendix A to the Company’s definitive proxy statement filed with the SEC on June 4, 2015 and incorporated by reference herein).

10.69	Fortress Biotech, Inc. Long-Term Incentive Plan (Appendix B to the Company’s definitive proxy statement filed with the SEC on June 4, 2015 and incorporated by reference herein).

10.70	Restricted Stock Unit Award Agreement between Fortress Biotech, Inc. and George Avgerinos effective July 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS BIOTECH, INC.

Date: July 17, 2015	/s/ Lindsay A. Rosenwald
Lindsay A. Rosenwald, M.D., Chairman of the Board of Directors, President and Chief Executive Officer